SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made effective this 31st day of August 1999, by and between ILMI Corporation (formerly "Aspen Capital,
Inc."), a Nevada corporation ("Aspen"), and International Licensing & Merchandising, Inc., a Nevada corporation ("ILMI").

     WHEREAS, Aspen desires to acquire all of the issued and outstanding shares of common stock of ILMI in exchange for an aggregate of 6,906,572 authorized but unissued restricted shares of the common stock, $.0001 par value, of Aspen (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, ILMI desires to assist Aspen in a business combination which will result, if ILMI's shareholders desire to participate, in the shareholders of ILMI owning approximately 92% of the then issued and outstanding shares of Aspen's Common Stock, and Aspen holding 100% of the issued and outstanding shares of ILMI's common stock; and

     WHEREAS, the voluntary share exchange contemplated hereby will result in the ILMI shareholders tendering all of the outstanding common stock of ILMI to Aspen in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under I.R.C.
Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                  ARTICLE 1
                           EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, Aspen agrees to offer two shares of Common Stock for each share of ILMI common stock issued and outstanding, or a total of 6,906,572 shares of Aspen's Common Stock. The Common Stock will be issued directly to the shareholders of ILMI which accept the Exchange Offer. Schedule 1, which is attached hereto and incorporated herein by reference, is a complete list of the shareholders of ILMI which sets forth the number of shares each person owns in ILMI and the number of shares they will be offered in Aspen.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Aspen to ILMI shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

     1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of ILMI accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both Aspen and ILMI shall be satisfied that the offer and sale of Aspen shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

                                  ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF ILMI

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, ILMI hereby represents and warrants to Aspen that:

     2.1 Organization. ILMI is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of ILMI consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 3,453,286 are currently issued and outstanding and 5,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are currently issued and outstanding.
All of the issued and outstanding shares of ILMI are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating ILMI to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. ILMI does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed in Schedule 2.

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of ILMI as of the date of this Agreement.

     2.5 Financial Statements. ILMI has delivered to Aspen unaudited balance sheets and statement of operations for the four months ended April 30, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of the Company as of April 30, 1999.

     2.6 Absence of Changes. Since April 30, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of ILMI's knowledge, ILMI has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of ILMI or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither ILMI nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Aspen or have otherwise been disclosed to Aspen.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, ILMI has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Aspen and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of ILMI. ILMI shall make available to Aspen and/or its attorneys all books and records of ILMI.

     2.10 Trade Names and Rights. ILMI does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To the best of ILMI's knowledge, ILMI has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on ILMI or its properties.

     2.12 Litigation. ILMI is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of ILMI, threatened against or affecting ILMI or its business, assets or financial condition, except for matters which would not have a material affect on ILMI or its properties.
ILMI is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. ILMI is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 Authority. ILMI has full corporate power and authority to enter into this Agreement. The board of directors of ILMI has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of ILMI and the performance of the obligations of ILMI under this Agreement. No other corporate proceedings on the part of ILMI are necessary to authorize the execution and delivery of this Agreement by ILMI in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by ILMI, and will be a valid and binding agreement of ILMI, enforceable against ILMI in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by ILMI of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of ILMI's knowledge: (a) materially violate any provision of ILMI's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of ILMI, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which ILMI is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of ILMI; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which ILMI is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by ILMI herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by ILMI, or on its behalf, contains or will contain any untrue statement of material fact.

     2.16 Assets. ILMI has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which ILMI is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $25,000; or which involve transactions or proposed transactions between the Company and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Aspen and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by ILMI in connection with: (a) the execution and delivery by ILMI of this Agreement; (b) the performance by ILMI of its obligations under this Agreement; or (c) the consummation by ILMI of the transactions contemplated under this Agreement.

                                 ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF ASPEN

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Aspen represents and warrants to ILMI that:

     3.1 Organization. Aspen is a corporation duly organized, valid existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of Aspen consists of 100,000,000 shares of $.0001 par value Common Stock of which 1,250,000 shares of Common Stock are currently issued and outstanding, and 5,000,000 shares of $.0001 par value preferred stock of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Aspen to issue or to transfer from treasury any additional shares of its capital stock of any class. Aspen shareholders will surrender for cancellation a total of 650,000 shares of Aspen common stock at the Closing.

     3.3 Subsidiaries. Aspen does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Aspen as of the date of this Agreement.

     3.5 Financial Statements. Aspen has delivered to ILMI its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1998, and its unaudited balance sheet and statements of operations and cash flows as of and for the period ended June 30, 1999 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. As of the Closing, the total liabilities of Aspen shall not exceed zero.

     3.6 Absence of Changes. Since June 30, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Aspen's knowledge, Aspen has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. Neither Aspen nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to ILMI.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, Aspen has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ILMI shall have the opportunity to meet with Aspen's accountants and attorneys to discuss the financial condition of Aspen. Aspen shall make available to ILMI all books and records of Aspen.

     3.10 Trade Names and Rights. Aspen does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of Aspen's knowledge, Aspen has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business or with which it is otherwise required to comply.

     3.12 Litigation. Aspen is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Aspen, threatened against or affecting Aspen or its business, assets, or financial condition. Aspen is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Aspen is not engaged in any legal action to recover moneys due to it.

     3.13 No Pending Investigation. Aspen is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Aspen.

     3.14 Authority. Aspen has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Aspen has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Aspen, the performance of the obligations of Aspen under this Agreement and the consummation by Aspen of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Aspen are necessary to authorize the execution and delivery of this Agreement by Aspen in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Aspen, will be a valid and binding agreement of Aspen, enforceable against Aspen in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Aspen of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Aspen's knowledge: (a) violate any provision of Aspen's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Aspen, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Aspen is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Aspen; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Aspen is bound or subject.

     3.16 Validity of Aspen Shares. The shares of Aspen Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.17 Full Disclosure. None of the representations and warranties made by Aspen herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Aspen, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.18     Assets.  Aspen does not have any assets.

     3.19 Material Contracts and Obligations. Except for its agreement with Corporate Stock Transfer, Aspen has no material contracts to which it is a party or by which it is bound.

     3.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Aspen in connection with: (a) the execution and delivery by Aspen of its obligations under this Agreement; (b) the performance by Aspen of its obligations under this

Agreement; or (c) the consummation by Aspen of the transactions contemplated by this Agreement.

     3.21 Real Property. Aspen does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                              ARTICLE 4
                              COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, Aspen and ILMI shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither Aspen nor ILMI shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                 ARTICLE 5
                 CONDITIONS PRECEDENT TO ASPEN'S PERFORMANCE

     5.1 Conditions. The obligations of Aspen hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Aspen may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Aspen of any other condition of or any of Aspen's other rights or remedies, at law or in equity, if ILMI shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ILMI in this Agreement or in any written statement that shall be delivered to Aspen by ILMI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. ILMI shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Acceptance by ILMI Shareholders. The holders of not less than 95% of the issued and outstanding shares of common stock of ILMI shall have agreed to exchange their shares for shares of Aspen Common Stock.

     5.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ILMI on or before the Closing Date.

     5.6 Officer's Certificate. ILMI shall have delivered to Aspen a certificate, dated the Closing Date, and signed by the Chief Executive Officer of ILMI, certifying that each of the conditions specified in Sections 5.2 through 5.5 hereof have been fulfilled.

                                ARTICLE 6
                CONDITIONS PRECEDENT TO ILMI'S PERFORMANCE

     6.1 Conditions. ILMI's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. ILMI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ILMI of any other condition of or any of ILMI's rights or remedies, at law or in equity, if Aspen shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Aspen in this Agreement or in any written statement that shall be delivered to ILMI by Aspen under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. Aspen shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Aspen on or before the Closing Date.

     6.5 Directors Aspen. Effective on the Closing, Aspen shall have fixed the size of its Board of Directors at seven (7) persons, and such Board of Directors shall include William Callari, Gerald Goodman, Joseph Callari, Nicolas Jalowski, Peter Flack, Mark Spargo and Patrice Hudson. The current Officers and Directors of Aspen shall have submitted their resignations as the Officers and Directors of Aspen effective on the Closing of this transaction.

     6.6 Officers of Aspen. Effective on the Closing, Aspen shall have elected the following new Officers of Aspen:

               William Callari    -   President and Chairman
               Gerald Goodman     -   Acting CFO and Treasurer
               Joseph Callari     -   Secretary

     6.7 Cancellation of Shares. Aspen shareholders will surrender for cancellation certificates requesting a total of 650,000 shares of Aspen common stock.

     6.8 Officers' Certificate. Aspen shall have delivered to ILMI a certificate, dated the Closing Date and signed by the President of Aspen certifying that each of the conditions specified in Sections 6.2 through 6.7 have been fulfilled.

     6.9 Name Change. Aspen shall have changed its name to such name as ILMI shall have requested (assuming availability of that name in Nevada) and shall have adopted the 1999 Incentive Stock Option Plan desired by ILMI.

                                 ARTICLE 7
                                  CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than August 31, 1999. At the Closing:

     7.2 ILMI shall deliver Letters of Acceptance and the certificates representing the shares of ILMI held by the shareholders of ILMI accepting the Exchange Offer ("Accepting Shareholders") to Aspen.

     7.3 Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of Aspen Common Stock for which the shares of ILMI common stock shall have been exchanged.

     7.4     Aspen shall deliver an officer's certificate, as described in
Section 6.8 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Aspen are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.5 Aspen shall deliver a signed Consent and/or Minutes of the Directors of Aspen approving this Agreement and each matter to be approved by the Directors of Aspen under this Agreement.

     7.6     ILMI shall deliver an officer's certificate, as described in
Section 5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of ILMI are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.7 ILMI shall deliver a signed Consent or Minutes of the Directors of ILMI approving this Agreement and each matter to be approved by the Directors of ILMI under this Agreement.

     7.8 Aspen shareholders shall deliver for cancellation certificates representing 650,000 shares of Aspen common stock.

                                 ARTICLE 8
                               MISCELLANEOUS

     8.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     8.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     8.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Aspen:

          Aspen Capital, Inc.
          5770 South Beech Court
          Greenwood Village, Colorado  80121

     with a copy to:

          Jon D. Sawyer, Esq.
          Krys Boyle Freedman & Sawyer, P.C.
          600 Seventeenth Street, Suite 2700 South Tower
          Denver, Colorado 80202

     ILMI:

          International Licensing & Merchandising, Inc.
          1725 Highway 35, Suite D
          Wall, New Jersey  07719

     8.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     8.11 Announcements. Aspen and ILMI will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.12 Expenses. ILMI and Aspen agree that ILMI has deposited $5,000 in the trust account of Krys Boyle Freedman Scott & Sawyer, P.C. ("Krys Boyle") and that these funds will be used to pay the legal fees of Krys Boyle which is representing Aspen in this transaction. To the extent Krys Boyle's fees are less than $5,000 the balance will be returned to ILMI. Other than for these legal fees, ILMI and Aspen will pay their own expenses reasonably incurred in connection with this transaction.

     8.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

ILMI CORPORATION                  INTERNATIONAL LICENSING &
                                   MERCHANDISING INC.


By /s/ Timothy J. Brasel          By /s/ William Callari
   Timothy J. Brasel, President     William Callari, President

                                  SCHEDULE 1


                                     Number of      Number of
                                     Shares of      Shares of
Name and Address                       ILMI           Aspen

William Callari
1725 Highway #35
Wall Twp., NJ  07719                 1,242,500      2,485,000

Joseph A Callari
268 Morningside Avenue
Cliffside Park, NJ  07010              347,500        695,000

Martine Russwurm
Marderstrasse 10
D-85598 Baldham, Germany               150,000        300,000

David Ciambrone
c/o Weiner & Goodman
Meridian Center
Two Industrial Way West
Eatontown, NJ  97724                    40,000         80,000

Claus Dieter Weilbacher
Martin Maier Strasse 84
Flein, 74223 Germany                    95,000        190,000

Ronald Kulka
18 Troilus Drive
Old Bridge, NJ  08857                  250,000        500,000

Nicolas Jalowski
2390 Apple Ridge Road Circle
Wall, NJ  08736                         28,000         56,000

Gerald Goodman
c/o Weiner & Goodman
Meridian Center
Two Industrial Way West
Eatonton, NJ  07724                     50,000        100,000

Patrice Hudson
40 West Medinah Circle
Glendale Heights, IL  60139             25,000         50,000

Donna Trainor
9 Tremont Drive
Neptune, NJ  07753                     150,000        300,000

Jaytern Associates, Inc.
  - Pension Plan
29 Beach Road
Monmouth Beach, NJ  07750              500,000      1,000,000

Daryl Hersch
c/o Securities & Investment
  Planning Company
19 Center Street
Chatham, NJ  07928                     250,000        500,000

Robert Williams
2358 Quaker Church Road
Yorktown Heights, NJ  10598              5,000         10,000

Emily Sauer
PO Box 154
Red Bank, NJ  07755                      5,000         10,000

Briant Mosolgo
PO Box 904
Neptune, NJ  07754                      10,000         20,000

Andrew Callari
111 44th Street, Apt. A
Newport Beach, CA  92663                30,000         60,000

Joan Yagoda
34 Navesink Drive
Monmouth Beach, NJ  07750                2,000          4,000

Eugene Cooke
3937 West Old Gun Road
Midlothian, VA  23223                   14,286         28,572

Peter Flack
500 Alexander Park
Princeton, NJ  08543                   125,000        250,000

Mark Spargo
c/o IXL, Inc.
1888 Emery Street
Atlantic, GA  30318                     75,000        150,000

Jeff Gordon
c/o IXL, Inc.
1919 Gallows Road
Vienna, VA  22182                       25,000         50,000

Friedman Seigelbaum LLP
Seven Becker Farm Road
Roseland, NJ  07068                     30,000         60,000

Berard Yagoda
34 Navesink Drive
Monmouth Beach, NJ  07750                1,000          2,000

Brandt Mandia
3461 Amboy Road, Apt. 1C
Staten Island, NY  10306                 3,000          6,000

          Total                      3,453,286      6,906,572

                                   SCHEDULE 2
                   INTERNATIONAL LICENSING & MERCHANDISING, INC.
                                    ("ILMI")

2.4     The Officers and Directors of ILMI are as follows:

          Name                              Position

     William C. Callari               President and Chairman
     Gerald Goodman                   Acting CFO and Director
     Joseph Callari                   General Counsel and Director
     Nicolas Jalowski                 Director
     Patrice Hudson                   Director
     Peter Flack                      Director
     Mark Spargo                      Director

2.17     Material Contracts and Obligations.

     1. License Agreement with EXPO 2000 dated March 11, 1999, related to Twipsy TV-Animation Series.

     2. License Agreement with EXPO 2000 dated March 11, 1999, related to the title and motif of the logo "EXPO 2000 Hannover" and the mascot "TWIPSY."

                               SCHEDULE 3
                           ASPEN CAPITAL, INC.
                               ("Aspen")


3.2    Directors and Officers of Aspen:

          Timothy J. Brasel - President, Secretary, Treasurer and Director

3.19   Material Contracts of Aspen

       None